SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMARTEC INTERNATIONAL, INC.
(Name of small business issuer in its charter)

Nevada	5080
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

_________________

375 N Stephanie St, Suite 1411 Henderson, Nevada 89014-8909 (267) 295-2831 (Address, including zip code, and telephone number, including area code, of registrants principal executive offices)	Incorp Services, Inc. 375 N Stephanie St, Suite 1411 Henderson, Nevada 89014-8909 (702) 866-2500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

DIANE D. DALMY

ATTORNEY AT LAW

8965 W. CORNELL PLACE

LAKEWOOD, COLORADO 80227

Tel: 303.985.9324

Fax: 303.988.6954

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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price
Common Stock:	5,000,000	$0.01	$50,000	$2.79

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457.

        There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant    believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.01 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

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Prospectus

SMARTEC INTERNATIONAL, INC.
5,000,000 Shares of Common Stock

$0.001 Par Value No Minimum

$0.01 per share

Before this offering, there has been no public market for the common stock.

 We are offering on a best-efforts basis 5,000,000 shares of common stock at a price of $0.01 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares. There is no arrangement to place the proceeds from this offering in escrow, trust or similar account. The proceeds from the sale of the shares in this offering will immediately be payable to Smartec International, Inc. and used in our operations. Funds will be held in our corporate bank account. As a result, creditors could attach the funds.

 The offering shall terminate on the earlier of (i) the date when the Company decides to do so, or (ii) when the offering is fully   subscribed for.  We may, at our discretion, extend the offer up to an additional two (2) years from the date this offering is declared effective.

Our common stock will be sold by Yury Migunov, our sole officer and director.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering Price	Expenses	Proceeds to Us
Per Share	$0.01	$0.0015	$0.0085
Maximum	$50,000	$7,500	$42,500

The difference between the Aggregate Offering Price and the Proceeds to Us is $7,500. The $7,500 will be paid to unaffiliated third parties for expenses connected with this offering. The $7,500 will be paid from the first proceeds of this offering.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is June 12.

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SUMMARY OF OUR OFFERING

Our business

Smartec International, Inc. started operations on January 20, 2009 and is in its development stage. We do not have revenues, have minimal assets and have incurred losses since inception. We intend to commence operations in the business of marketing and distributing synthetic diamond-producing machines in the North American market. To date, the only operations we have engaged in are the development of a business plan and the registration of the domain name (www.syntheticdiamondmachines.com) for our new website.

Our principal executive office is located at 375 N Stephanie St, Suite 1411, Henderson, Nevada 89014-8909.  Our telephone number is (267) 295-2831. Our fiscal year end is April 30.

The offering

   Following is a brief summary of this offering:

Securities being offered	Up to 5,000,000 shares of common stock, par value $0.001.
Offering price per share	$0.01
Offering period

The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net proceeds to us	$42,500
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	3,000,000
Number of shares outstanding after the offering if all of the shares are sold	8,000,000

Market for the common stock

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. WE do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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     Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of April 30,2009
(Audited)
Balance Sheet
Total Assets	$3,051
Total Liabilities	$274
Stockholders Equity	$2,777

Period from January 20, 2009 (date of
inception) to April 30,2009
(Audited)
Income Statement
Revenue	$-
Total Expenses	$233
Net Loss	$(233)

RISK FACTORS

    An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

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     We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering to start our operations. If $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of locating, sourcing and negotiating with potential buyers of Diamond-Producing Machine. It will also enable us to initiate development of our website, begin the gathering of information for our database, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Smartec International, Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

   We lack an operating history and have not generated any revenues or profit to date.  There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may have to cease operations.

     We were incorporated in January 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $233 of which $49 is for bank charges and $174 is incorporation service fee. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will buy our product. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

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     Participation is subject to risks of investing in micro capitalization companies.

     We believe that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

  Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

     Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

   Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

     Our sole officer and director, Yury Migunov, will only be devoting limited time to our operations. Mr. Migunov intends to devote 30% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Yury Migunov from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Migunov may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

   If we sell only 50% of the shares in this offering our sole officer and director will own 54.55% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

After completion of the offering if only 2,500,000 of the shares are sold, Mr. Smirnov, our sole officer and director, will own 54.55% of the outstanding shares of our common stock.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Migunov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

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     If Yury Migunov, our sole officer and director, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

     We extremely depend on the services of our sole officer and director, Yury Migunov, for the future success of our business. The loss of the services of Mr. Migunov could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

   Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officer and director misappropriate the funds for their own use, you will lose your investment.

     Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director will have the power to appropriate the $50,000 we raise. As such, they could take the funds without your knowledge for their own use. If that happens, you will lose your investment and your funds will be used to pay creditors.

Our business can be affected by currency rate fluctuation.

We will source Diamond-Producing Machines in Russia, so we are affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

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 Because we will import our product from overseas, we can be affected by disruptions in delivery.

We will import our product from overseas. Because we intend to import Diamond-Producing Machines and deliver them directly to our customers, we believe that disruptions in shipping deliveries may affect us. Deliveries of our products may be disrupted through factors such as:

(1)

raw material shortages, work stoppages, strikes and political unrest;

(2)

problems with ocean shipping, including work stoppages and shipping container shortages;

(3)

increased inspections of import shipments or other factors causing delays in shipments; and

(4)

economic crises, international disputes and wars.

If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

   We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

    We have no experience as a public company.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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When our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock’ rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. WE do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulties selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis-- no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. There is no assurance that we will raise the full $50,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 50% and 100% of the securities offered for sale in this offering by the company.

	$25,000	$50,000
Gross proceeds	$25,000	$50,000
Offering expenses	$7,500	$7,500
Net proceeds	$17,500	$42,500

The net proceeds will be used as follows:

Website development	$3,000	$5,000
Marketing and advertising	$2,000	$5,000
Establishing an office	$2,000	$4,000
Salaries/Commisions	$0	$10,000
Audit, accounting and filing fees	$4,000	$4,000
Working capital	$6,500	$14,500

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   Total offering expenses to be paid from the proceeds are $7,500. They consist of $2,000 for legal fees; $97.21 for printing our prospectus; $600 for accounting fees and expenses; $3,500 for auditor fees and expenses; $1,300 for our transfer agent fees; and $2.79 for our SEC filing fee.

    Upon the completion of this offering, we intend to immediately initiate the development of our website “www.syntheticdiamondmachines.com.” We intend to hire an outside web designer to assist us in designing and building our website. We will use our website to display and promote our product. We plan to promote our website on search engines, participating in theme events such as show and exhibitions and direct marketing such as phone calls and emails to potential customers. The cost of our website is estimated to be between $3,000 to $5,000.

     The marketing and advertising campaign will include negotiations with machinery distributors, jewelry industry distributors, gemstone specialists and companies involved in diamond jewelry industry. Also it will include the design and printing of various sales and presentation materials. The cost of developing the campaign is estimated to be between $2,000 and $5,000.

We estimate the cost to establish our office to be approximately $2,000 to $4,000. This will include set up physical office space, furniture, telephone, fax and computer in order to operate our business.

     Working capital is the cost related to operating our business. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, expenses of filing reports with the SEC, travel, expansion costs, and general working capital.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

-

our lack of operating history

-

the proceeds to be raised by the offering

-

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and

-

our relative cash requirements.

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DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of April 30, 2009, the net tangible book value of our shares of common stock was $2,777 or approximately $ 0.0009 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $52,777 or approximately $0.0066 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0057 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0066 per share.

     After completion of this offering, if 5,000,000 shares are sold, you will own 62.5% of the total number of shares then outstanding for which you will have made cash investment of $50,000, or $0.01 per share. Our existing stockholders will own 37.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

     Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $27,777, or approximately $0.0051 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0042 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0051 per share.

     After completion of this offering you will own approximately 45.45% of the total number of shares then outstanding for which you will have made cash investment of $25,000, or $0.01 per share. Our existing stockholders will own approximately 54.55% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000.00 or $0.001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

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Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholders	$50,000
Net tangible book value per share after offering	$0.0066
Increase to present stockholders in net tangible book value per share
after offering	$0.0056
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,000,000
Percentage of ownership after offering	37.50%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0034
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholders	5.66%
Percentage of capital contributions by new investors	94.34%
Percentage of ownership after offering	62.50%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0049
Capital contributions	$25,000
Percentage of capital contributions by existing shareholders	10.71%
Percentage of capital contributions by new investors	89.29%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	45.45%

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering consists of a maximum of 5,000,000 shares of common stock to be sold by Smartec International, Inc. at $0.01 per share.

This offering will be conducted on a best-efforts basis utilizing the efforts of our sole officer and director, Yury Migunov. Potential investors will include, but are not limited to, family, business associated, friends and acquaintances. The intended methods of communication include, without limitation, telephone and personal contact. In our endeavors to sell this offering, we do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.

     Funds from this offering will be placed in our corporate bank account. This account is not an escrow, trust or similar account. Your subscription will be deposited in the company’s bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. Investors do not have the right to withdraw invested funds.

     We will sell the shares in this offering through Yury Migunov, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

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     Yury Migunov is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Migunov will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach $50,000.

     We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

      Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

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    Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

    The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement

-

deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to Smartec International, Inc.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, and implement our marketing plan.. We believe the technical aspects of our website will be sufficiently developed to use for our operations 100 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise $ 50,000 in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully negotiate strategic agreements with machinery distributors, jewelry industry distributors, gemstone specialists and companies involved in diamond jewelry industry to enable us to offer Diamond-Producing Machine we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise $50,000 from this offering, it will last a year but with limited funds available to develop growth strategy, and we need more money and we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

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Plan of Operation

     Assuming we raise the whole amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

Complete our public offering.

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

Once we have completed our offering, our specific business plan for the next 12 months is as follows:

Develop our website.

Upon completion of our public offering, we will hire a web designer to design our website. Our website will display information about us, our product, advantages to buy Diamond-Producing Machine, information about synthetic diamonds and other information.

Establish our office.

When our website is operational, we plan to set up office and acquire the necessary equipment we need to begin operations. We believe that it will cost $2,000 to $4,000 to set up and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties.

Negotiate agreements with potential customers.

Upon the completion of the offering and setting up our office, we plan to contact and start negotiation with potential customers, freight-forward agents, customs brokers and other agents. We will negotiate prices and fees, and terms and conditions of collaboration. We also intend to study very thoroughly North American diamond market. We believe we should have a minimum of one agreements with potential customer negotiated within 160 days of completion this offering and collect all the information about shipping details, agents prices and fees, and customs procedure and duties.

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Commence Marketing Campaign.

Once we execute agreements with suppliers and commence website development, we will begin to market our products and services. Initially, our sole officer and director, Yury Migunov, will look for potential customers. We intend to use other marketing strategies, such as direct mailing, and phone calls to potential customers. Marketing is an ongoing matter that will continue during the life of our operations. We also expect to get new clients from “word of mouth” advertising where our potential clients from diamond industry will refer their colleagues to us. We will encourage such advertising by rewarding person who refer new clients to us with commission from sale of Diamond Producing Machines. We may also offer discounts for our product to them and their referred colleagues. We also believe that we should begin to see results from our marketing campaign within 60 days from its initiation.

Hire salesperson.

Once, potential customers begin to purchase our product, we intend to hire one salesperson with good knowledge and broad connections in diamond industry in North America to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our Diamond-Producing Machines. The negotiation of additional agreements with supplier and potential customers, and the development of our website will be ongoing during the life of our operations.

     In summary, we should be in full operation and selling our product within 180 days of completing our offering. Until we have executed agreements with North American potential purchasers, and developed our website, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

     Yury Migunov, our president will be devoting approximately 30% of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product, Mr. Migunov has agreed to commit more time as required. Because Mr. Migunov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on January 20, 2009 to April 30, 2009

     During the period we incorporated the company, prepared a business plan and reserved the domain name “www.syntheticdiamondmachines.com”. Our loss since inception is $233 of which $152 is for bank charges, of which $49 is for bank charges and $174 is incorporation service fee. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

     Since inception, we sold 3,000,000 shares of common stock to our sole officer and director for $3,000.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     We issued 3,000,000 shares of common stock through a Section 4(2) offering in February 2009. This was accounted for as a sale of common stock.

     As of April 30, 2009, our total assets were $3,051 and our total liabilities were $274 comprising of $274 owning to Yury Migunov, our sole officer and director.

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BUSINESS

General

     We were incorporated in the State of Nevada on January 20, 2009. We have not started operations. We are developing a website (www.syntheticdiamondmachines.com) that will offer Diamond-Producing Machine to North American customers. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. Our business address is at 375 N Stephanie St, Suite 1411, Henderson, Nevada 89014-8909. Our telephone number is (267) 295-2831.

     We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Product

     We intend to market and distribute Diamond-Producing Machines manufactured by Institute of Geology and Mineralogy of the Siberian branch of the Academy of Sciences of  Russian Federation in the North American Market. The name of the machine is BARS. BARS (or "split sphere") is a high-pressure high-temperature apparatus usually used for growing or processing minerals, especially diamond. Typical pressures and temperatures achievable with BARS are 10 GPa and 2500°C. BARS is the smallest, most efficient and economical of all the diamond-producing setups, and grows diamond using HPHT Method (High Pressure High Temperature). BARS produces  synthetic diamonds that are chemically, physically and optically identical to the mined diamonds.

Technology

     Numerous individual attempts are documented to grow synthetic diamond, dating between 1879 and 1928, but none of them could be confirmed to produce diamonds. In the 1940-1950s, systematic research began in the United States, Sweden and the Soviet Union to grow diamond using chemical vapor deposition (CVD) and high-pressure high-temperature (HPHT) processes. In the HPHT  method, there are three main press designs used to supply the pressure and temperature necessary to produce synthetic diamond: the belt press, the cubic press and the split-sphere (BARS) press. We will market and distribute the cubic press and the split-sphere (BARS) press.

     The HPHT method itself was developed in the middle of 1950s and has since been modified by various research laboratories specializing in diamond synthesis around the world. The highest quality lab-made diamonds are grown using variants of this method; the most successful involves growing the diamonds in a 'flux' of molten metal alloy. HPHT method recreates the actual geological conditions that occur 150 km deep in the Earth's mantle. The conditions are a unique and powerful combination of extreme pressure (up to 60,000 atmospheres) and very high temperature (up to 2,500°C), which are the natural conditions for diamond formation.

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   The BARS technology was invented around 1989-1991 by the scientists from the Institute of Geology and Geophysics of the Siberian branch of the Academy of Sciences of the USSR. In the center of the device, there is a ceramic cylindrical reaction cell of about 2 cm3 in size. The cell is placed into a cubic-shaped pressure-transmitting material, which is pressed by elements made from cemented carbide (VK10 hard alloy). The outer octahedral cavity is pressed by 8 steel sectors. After mounting, the whole assembly is locked in a disc-type barrel with a diameter ~1 meter. The barrel is filled with oil, which pressurizes upon heating; the oil pressure is transferred to the central cell. The central cell is heated up by a coaxial graphite heater. Temperature is measured with a thermocouple. The machinery utilizes a built-in growth cell where the carbon seed of a crystal is placed and where extreme pressures and temperatures are applied. The atoms of carbon are transformed and grow into what is known as the hardest and most perfect substance found in Nature - the Diamond. The end result is a gem quality diamond that is in no respects different to its earth-grown counterpart.

Synthetic Diamond

     Synthetic diamond (also known as HPHT diamond or CVD diamond depending on the production process used) is diamond produced in a technological process, as opposed to natural diamond, which is produced by geological processes. Already many terms exist to describe this new technology, synthetic, man-made, lab-grown, cultured or cultivated diamonds. They are real diamonds at the very atomic structure. Consumers and the world's finest retailers are generally unable to distinguish a synthetic diamond form a mined diamond. The only possible way to tell them apart is with very in-depth scientific testing. Without exception, all tests positively confirm the unique optical, chemical and physical properties of lab-grown diamonds, including the unmistakably high ratios of hardness, toughness, and gravity that belong to the diamond crystals only.

Synthetic Diamond vs. Natural Diamond
· Both have the same physical, chemical and optical properties.
· Both have the same hardness, specific gravity, refractive index and dispersion factor.
· Both are polished using the same equipment and techniques.
· Both have the same brilliance, sparkle, fire and scintillation.
· Both are in fact Diamond.

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Below is a comparison table depicting the main characteristics of lab-grown diamonds opposed to earth-grown, along with some other well-known gemstones.

Properties
	Refractive Index (Brilliance)	Dispersion (Fire)	Lustre	Mohs Hardness	Toughness	Specific Gravity
Lab-grown Diamond	2.42	0.044	17.2%	10	Good	3.52
Earth-grown Diamond	2.42	0.044	17.2%	10	Good	3.52
Synthetic Moissanite	2.65	0.104	20.4%	9.25	Excellent	3.21
Cubic Zirconia	2.17	0.066	N/A	8.25	Good	5.80
Sapphire	1.77	0.018	7.4%	9	Excellent	4.00
Emerald	1.58	0.014	4.8%	7.5	Good to Poor	2.72

Colored Synthetic Diamond

Over the past decades, scientists explored and introduced methods to bring color onto cultivated diamonds. HPHT methods allows change the color permanently with no damage to the structure of the crystal.

The presence of color in a diamond is often defined by structural anomalies and the presence of other mineral atoms in the crystal. Those atoms become part of the crystal mattrix lattice during its growth and in the end will affect the light absorption within the crystal. Tints of naturally colored diamonds will depend on those extras in the lattice and will be seen as one of the following colors: steel grey, blue, green, yellow, orange, pink, red, purple, brown or even black.

Tints of yellow, orange and brown often appear due to the presence of a higher Nitrogen content in the atomic structure. So whether or not Nitrogen was added "accidentally" by nature or on purpose by a scientist, the result is the same — the diamond has a yellow color that may vary from slightly yellow to intense orange or brownish colors. All yellow to brown colored synthetic diamonds acquire their color in the same way as natural crystals do, simply by having Nitrogen added at a very early stage of formation. Similarly the blue colored diamonds get their stunning gentle blue color due to the presence of Baron atoms in their structure. To bring green to a synthetic diamond, some extra thermo baric treatment is applied that will result in a lively, sparkling light green color. For deep red colored diamonds the method of irradiation is used, which has been developed and successfully applied throughout recent decades.

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Uses of Synthetic Diamonds:

 - Machining and cutting tools. Diamond has long been used in machine tools, especially when processing non-ferrous alloys, as carbon dissolves in iron at the high temperatures created by high-speed machining. While natural diamond is still applied for this, the usage of synthetic diamond is far greater.

- Heat sinks. Because of superior thermal conductivity and dielectric properties of diamond, it is commercially sold for heat sink applications. For example, in semiconductor technology, it prevents silicon and other semiconducting materials from overheating.

- Electronics. Diamond has potential uses as a semiconductor.

- Gemstones. Diamonds for use as gemstones are grown by HPHT or CVD methods. They are available in yellow or blue colors, and to a lesser extent colorless (or white). The yellow color comes from nitrogen impurities in the manufacturing process while the blue color comes from boron. Other colors such as pink or green are achievable after synthesis using irradiation. Gem-quality diamonds grown in a lab can be chemically, physically and optically identical to naturally occurring ones.

Supplier

     We plan to source the Diamond-Producing Machine (BARS) from Institute of Geology and Mineralogy, Siberian Branch of the Academy of Sciences of Russian Federation in Novosibirsk, Russia. The machine is produced by Laboratory of High Pressures Minerals Crystallization. We had a phone conversation with the head of the Laboratory and they agreed to manufacture machines for us. The price for one machine is about $50,000. To produce synthetic diamonds with the highest quality and different colors some peripheral machinery is heeded. The price for this machinery depends on complexity of this equipment. We do not have any written agreements with our supplier, and the actual price can be different at the time of purchase. We do not have sufficient funds on hand to purchase even one of such machines. Our plan to purchase such machine on credit terms from our supplier by paying small deposit. Alternatively, we will ask our clients to pay the cost of such machines directly to our supplier and simply earn commission from such sale paid to us by the supplier. As of yet, we do not have such agreements in place.

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Marketing Our Product

     Initially, our director, Yury Migunov will market our product. We intend to focus on direct marketing efforts whereby he will directly contact:

*   distributors that are responsible for marketing and selling different machinery and equipment;

*   jewelry industry distributors;

*  gemstone specialists and companies involved in diamond jewelry industry; and

*  investor groups looking for potential investments in new technology and products.

     We  intend  to  contact  as  many  distributors, companies, specialists and investors as we can in  order to market our Diamond-Producing Machine.

     We also intend to hire an outside web designer to assist us in designing and building our website. We will display BARS (Diamond-Producing Machine) on our web site and will explain advantages to buy this technological machine. We will market and advertise our web site to find potential clients.

     Other methods of communication will include:

-

Direct mail – brochures and newsletters

-

Email mailings – regular e-mailings to potential clients

-

Informal marketing/networking – activities such as joining organizations or attending tradeshows and conferences.

Website Marketing Strategy

     We intend to promote our website by displaying it on our business cards, fliers and brochures. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

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Revenue

     The company’s revenue will be difference between what we pay to suppliers of BARS and what we charge our clients. Depending on quantity and complexity of machines we plan to add ten to twenty percent markup to each machine that we sell. Our clients may also purchase BARS directly from our supplier in which case we will negotiate commission payments to us. There is no guarantee that we will receive desired commission payment. In some cases we will lower our commission, resulting in loss of profits.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

     We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

     Our business office is located at 375 N Stephanie St, Suite 1411, Henderson, Nevada 89014-8909. This is the office provided by our incorporator, Incorp Services, Inc. and is included in their Corporate Services Package. Our telephone number is (267) 295-2831. We do not pay any rent to Incorp Services, Inc. and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

      We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business.

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MANAGEMENT

Officers and Directors

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Yury Migunov	37	President, Principal Executive Officer, Secretary,
375 N Stephanie St, Suite 1411		Treasurer, Principal Financial Officer, Principal
Henderson, Nevada		Accounting Officer and sole member of the Board of
89014-8909		Directors.

     The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

     Since our inception on January 20, 2009, Yury Migunov has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. He graduated with a Bachelor of Business Administration Degree from Novosibirsk State University of Marine Transportation in 2002. He obtained Masters Degree from Novosibirsk State University in 2004. From January 2003 to September 2006 Ms. Migunov he worked as senior logistic and production manager in Enerprom Holding, a large holding company that unites companies whose business is involved in many industries wholesale and retail trade, production of consumer and industrial goods, real estate, development and investment activities. Form September 2006 to June 2007 he worked as CEO assistant in Enerprom Holding, and his task was launching the production of high pressure hoses. Since June 2007 he has been working as CEO in Enerprom-RVD, one of the company in Enerprom Holding producing high pressure hoses. Mr. Migunov intends to devote 30% of his time to planning and organizing activities for us. Mr. Migunov has not been a member of the board of directors of any corporations during the last five years.

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     During the past five years, Mr. Migunov has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Migunov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Migunov's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

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EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending April 30, 2009 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Yury Migunov President	2009	0	0	0	0	0	0	0	0

We have no employment agreements with any of our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash (US$)	Stock Awards (US$)	Options Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Yury Migunov	2009	0	0	0	0	0	0	0

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Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Yury Migunov	3,000,000	100%	3,000,000	37.50%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Migunov is the only "promoter" of our company.

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Future sales by existing stockholders

     A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 3,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

-

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

-

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

-

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

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Preferred Stock

 Currently no preferred shares are issued and outstanding.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.56% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have stock transfer agent appointed at this time.

                                                                                                                                                                                34

CERTAIN TRANSACTIONS

     In February 2009, we issued a total of 3,000,000 shares of restricted common stock to Yury Migunov, our sole officer and director in consideration of $3,000.

     Further, Mr. Migunov has advanced funds to us. As of April 30, 2009, Mr. Migunov advanced us $274. Mr. Migunov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Migunov. Mr. Migunov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Migunov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Migunov or the repayment of the funds to Mr. Migunov. The entire transaction was oral.

LITIGATION

     We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 375 N Stephanie St, Suite 1411, Henderson, Nevada 89014-8909

EXPERTS

Our financial statements for the period from inception to April 30, 2009, included in this prospectus have been audited by Moore & Associates, Chtd (PCAOB Registered) as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Diane D. Dalmy, Attorney At Law, has provided an opinion on the validity of our common stock. We have retained her solely for the purpose of providing this opinion and review our registration statement.

FINANCIAL STATEMENTS

     Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

     Our financial statements from inception to April 30, 2009, immediately follow:

                                                                                                                                                                                35

 MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Smartec International, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Smartec International, Inc. (A Development Stage Company) as of April 30, 2009, and the related statements of operations, stockholders’ equity and cash flows from inception on January 20, 2009 through April 30, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smartec International, Inc. (A Development Stage Company) as of April 30, 2009, and the related statements of operations, stockholders’ equity and cash flows from inception on January 20, 2009 through April 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2b to the financial statements, the Company has accumulated deficit of $223 as of April 30, 2009 and further losses are anticipated, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2b.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 8, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

                                                                                                                                                                                36

SMARTEC INTERNATIONAL, INC (A Development Stage Company) Balance Sheet
Assets

April 30,
2009
Current Assets
Cash	$3,051
Total Assets	$3,051

Liabilities and Stockholders’ Equity (deficit)

Long Term Liabilities
Loan from Director	$274
Total Long Term Liabilities	$274

Stockholders’ Equity

Common stock, $0.001par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding	3,000

Additional paid-in-capital	-
Deficit accumulated during the development stage	(223)
Total stockholders’ equity (deficit)	2,777
Total liabilities and stockholders’ equity (deficit)	$3,051

The accompanying notes are an integral part of these financial statements. F-2

                                                                                                                                                                                37

SMARTEC INTERNATIONAL, INC (A Development Stage Company) Statement of Operations

From Inception on January 20, 2009 to April 30, 2009

Expenses
General and Administrative Expenses	$223
Net (loss) from Operation before Taxes	(223)
Provision for Income Taxes	0
Net (loss)	$(223)

(Loss) per common share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	3,000,000

The accompanying notes are an integral part of these financial statements.
F-3

                                                                                                                                                                                38

SMARTEC INTERNATIONAL, INC (A Development Stage Company) Statement of Stockholders’ Equity From Inception on January 20, 2009 to April 30, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total

Balance at inception on January 20, 2009
February 26, 2009
Common shares issued for cash at $0.001	3,000,000	$ 3,000	$ -	$ -	$ 3,000
Net (loss) - - -				(223)	(223)
Balance as of April 30, 3009	3,000,000	$ 3,000	$ -	(223)	$ 2,777

                                           The accompanying notes are an integral part of these financial statements.

                                                                                    F-4

                                                                                                                                                                                39

SMARTEC INTERNATIONAL, INC (A Development Stage Company) Statement of Cash Flows
From Inception on January 20, 2009 to April 30, 2009
Operating Activities
Net (loss)	$(223)
Net cash (used) for operating activities	(223)

Financing Activities
Loans from Director	274
Sale of common stock	3,000
Net cash provided by financing activities	3,274

Net increase (decrease) in cash and equivalents	3,051

Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$3,051

Supplemental cash flow information:

Cash paid for:

Interest	$-
Taxes	$-

Non-Cash Activities	$-

The accompanying notes are an integral part of these financial statements.
F-5

                                                                                                                                                                                40

SMARTEC INTERNATIONAL, INC

 (A Development Stage Company)

Notes To The Financial Statements

April 30, 2009

1. ORGANIZATION AND BUSINESS OPERATIONS

SMARTEC INTERNATIONAL, INC (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on January 20, 2009.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) and its efforts are primarily to sell and distribute machinery and equipment for jewelry industry in North America. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception January 20, 2009 through April 30, 2009 the Company has accumulated losses of  $223.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $223 as of April 30, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

  c) Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity  of  three months or less at the time of issuance to be cash equivalents.

 d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual  results  could differ from those estimates.

                                                                                                                                                                                41

SMARTEC INTERNATIONAL, INC

 (A Development Stage Company)

Notes To The Financial Statements

April 30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

 f) Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No.  123  and  123 (R).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

 h) Income Taxes

 Income taxes are accounted  for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 i) Basic and Diluted Net Loss per Share

 The Company computes net loss per share in  accordance  with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted  earnings  per  share  (EPS) on the face of the income  statement.

 Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect  to all potentially  dilutive  common  shares  outstanding during  the period. Diluted  EPS excludes all potentially dilutive shares if their   effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is April 30.

k) Recent Accounting Pronouncements

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

                                                                                                                                                                                42

SMARTEC INTERNATIONAL, INC

 (A Development Stage Company)

Notes To The Financial Statements

April 30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

 In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

                                                                                                                                                                                43

SMARTEC INTERNATIONAL, INC

 (A Development Stage Company)

Notes To The Financial Statements

April 30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

                                                                                                                                                                                44

SMARTEC INTERNATIONAL, INC

 (A Development Stage Company)

Notes To The Financial Statements

April 30, 2009

3. COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

 In February 2009, the Company issued  3,000,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $3,000.

During the period January 20, 2009  (inception)  to April 30, 2009  the Company  sold  a  total of 3,000,000 shares of common stock  for  total  cash proceeds  of  $3,000.

4. INCOME TAXES

 As of April 30, 2009, the Company had net operating loss carry forwards of approximately $223 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

On January 20, 2009, related party had loaned the Company $174 and on February 17, 2009 related party had loaned the Company $100. The loans are non-interest bearing, due upon demand and unsecured.

                                                                                                                                                                                45

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$2.79
Printing Expenses	$97.21
Accounting Fees and Expenses	$600.00
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$1,300.00
TOTAL	$7,500.00

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in hes capacity as such, is as follows:

1.	Article XII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
2.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

                                                                                                                                                                                46

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yury Migunov	February 26, 2009	3,000,000	$3,000.00

     We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of Diane D. Dalmy, Attorney At Law
23.1	Consent of Moore & Associates, Chtd (PCAOB Registered)

                                                                                                                                                                                47

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                                                                                                                                                                                48

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                                                                                                                                                                49

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                                                                                                                                                50

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Henderson, Nevada on this 12th day of June, 2009.

SMARTEC INTERNATIONAL, INC.

BY:  YURY MIGUNOV
        Yury Migunov, President, Principal Executive Officer,
        Secretary, Treasurer, Principal Financial Officer,
        Principal Accounting Officer and sole member of the
        Board of Directors.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         /S/:YURY MIGUNOV
        Yury Migunov, President, Principal Executive Officer,
        Secretary, Treasurer, Principal Financial Officer,
        Principal Accounting Officer and sole member of the
        Board of Directors.

        June 12,2009

                                                                                                                                                                                51

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of Diane D. Dalmy, Attorney At Law
23.1	Consent of Moore & Associates, Chtd (PCAOB Registered)

                                                                                                                                                                                52